UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT AND PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 1, 2016

BLUE EARTH, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

0-54669 (Commission File Number)	98-0531496 (IRS Employer Identification No.)

235 Pine Street, Suite 1100

San Francisco, CA  94104

(Address of principal executive offices)(Zip Code)

(415) 964-4411

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation on an Obligation under an Off-Balance Sheet Arrangement

On March 1, 2016, Blue Earth, Inc. (the “Company”), as Borrower, and each of its subsidiaries identified as a Guarantor, were provided with Notice of Default by Jackson Investment Group LLC (“JIG”), a senior Lender of the Company and a principal shareholder.

The Company has had and expects to continue to have debt restructuring discussions with JIG to address the defaults which have occurred.  The Company will seek assistance from JIG to restructure under the Federal bankruptcy laws.  During the course of such discussions with the parties’ respective representatives (including counsel), the parties may possibly reach a preliminary understanding on one or more issues, although there can be no assurance of same.  JIG is under no obligation to waive any default or Event of Default.  While JIG may continue to discuss and consider the Company’s performance and defaults, JIG may, on a discretionary basis, make additional advances to the Company, however, is under no obligation to do so.

As previously reported on Form 8-K filed on February 26, 2016, the Company had failed to make timely interest payments under the 15% Senior Secured Note due February 29, 2016 and made on September 10, 2015 (the “September 2015 Note”) in the original principal amount of $10,600,000, and the resulting cross defaults under three other notes aggregating $7,504,639 (together with the September 2015 Note hereinafter referred to as the Matured Notes).  Two of the Matured Notes were due and payable on February 29, 2016 and the Company’s failure to repay such Matured Notes (including all principal and interest thereunder) also constituted an Event of Default under a 9% Senior Secured Note due March 31, 2016 in the principal amount of $100,000. As a result, JIG demanded payment from the Company under the Note Purchase Agreement dated as of September 10, 2015, as amended, and the Matured Notes and from each Guarantor under the Guaranty dated as of March 10, 2015, as amended, of: all outstanding principal (calculated at the Mandatory Default Amount under each Matured Note) equal to $20,927,498, plus all accrued and unpaid interest calculated at the default rate under each note, and all accruing late fees, as previously described in our Form 8-K filed on February 26, 2016.

All Obligations (as defined) of any kind and nature owed to JIG are secured by a Pledge and Security Agreement, dated as of March 10, 2015, as amended, pursuant to which, among other things, JIG was granted a pledge of 100% of the Equity Interests of each of the Company’s subsidiaries and a security interest in all assets of the Company and each of its subsidiaries, except for Maili PV 01 (“Maili”) and Sumter Heat & Power LLC (“Sumter”) which had previously been pledged to TCA Global Credit Master Fund LP, and certain solar projects pledged in 2012 to Laird Cagan, Chairman of the Board of the Company. Each of the Company’s subsidiaries, other than Maili and Sumter, has also guaranteed payment to JIG under a Guaranty, dated as of March 10, 2015, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2016

By: /s/ G. Robert Powell
Name: G. Robert Powell,
Title: Chief Executive Officer

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